MSN Money -Business Wire Business News: Drayton Richdale Corp. Announces 10:1 ... Page 1 of 2

June 17, 2005 08:00:00 AM ET

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Drayton Richdale Corp. Announces 10:1 Reverse Split, New Symbol DRYN

Drayton Richdale Corp. (Pink Sheets:DRYT), the

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intellectual property market place, today announced that its board of directors has approved a 10-to-1 reverse stock split of the company's outstanding common shares. The new trading symbol is DRYN.

split affects all shares of common stock, stock options and warrants outstanding as of immediately prior to the effective time of the reverse stock split. The number of shares of Drayton Richdale Corp. common stock currently outstanding is 29,276,500. This will reduced the company's outstanding shares to 2,929,000 shares.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the United States Securities Legislation. The company's actual results could differ from those in the forward-looking statements. Do not construe this information as investment advice. This is not a solicitation to buy or sell securities. This does not purport to be a complete analysis of the company. Investing in securities is speculative and carries a high degree of risk. Past performance does not guarantee future results. Readers should consult their own advisors. Information contained in this press release should be independently investigated. These remarks involve risks and uncertainties. Risks are not limited to quarterly fluctuations in results or the company's management of growth and competition. Other risks are detailed in the company's SEC filings. Actual results may differ materially from such information set forth herein.

Contact Information: The Financial Partner for Drayton Richdale Corp. Amparo Munoz, 866-8137320 amparomunozval@yahoo.com

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